EXHIBIT 21

W. R. GRACE & CO., a Delaware corporation

U.S. SUBSIDIARIES
12/31/14

SUBSIDIARY NAME	STATE OF INCORPORATION
Alltech Associates, Inc.	IL
AP Chem Incorporated	MD
Construction Products Dubai, Inc.	DE
Darex Puerto Rico, Inc.	DE
De Neef Construction Chemicals (US) Inc.	TX
Dewey and Almy, LLC	DE
Gloucester New Communities Company, Inc.	NJ
Grace Chemicals, Inc.	DE
Grace Chemical Company of Cuba	IL
Grace Collections, Inc.	DE
Grace Energy Corporation	DE
Grace Europe, Inc.	DE
Grace Management Services, Inc.	DE
Grace PAR Corporation	DE
Grace Technologies, Inc. (f/k/a Grace Asia Pacific, Inc.)	DE
Guanica-Caribe Land Development Corporation	DE
Hanover Square Corporation	DE
Kootenai Development Company	MT
Verifi LLC (f/k/a GR 2008 LLC)	DE
Water Street Corporation	DE
W. R. Grace Capital Corporation	NY
W. R. Grace & Co.-Conn.	CT
W. R. Grace Land Corporation	NY

NON-U.S. SUBSIDIARIES

COUNTRY/ SUBSIDIARY NAME
ABU DHABI AND UNITED ARAB EMIRATES
Grace FCC Catalysts Middle East LLC
ABU DHABI FREE ZONE
Grace Refining Technologies Middle East Trading Ltd.
ARGENTINA
W. R. Grace Argentina S.A.
AUSTRALIA
Alltech Associates (Australia) Pty. Ltd.
Grace Australia Pty. Ltd.
BELGIUM
De Neef Construction Chemicals BVBA (Belgium)
Grace Construction Products N.V.
Grace N.V./S.A.
Inverco Benelux N.V.
BRAZIL
Grace Brasil Ltda.
Grace Davison Ltda.
CANADA
GEC Divestment Corporation Ltd.
Grace Canada, Inc.
W. R. Grace Finance (NRO) Ltd.
CHILE
Grace Quimica Compania Limitada
CHINA - PEOPLE’S REPUBLIC OF
Grace China Ltd.
Grace Trading (Shanghai) Co. Ltd.
Grace Catalysts (Qingdao) Company Limited
COLOMBIA
Grace Colombia S.A.
CUBA
Envases Industriales y Comerciales, S.A.
Papelera Camagueyana, S.A.
FRANCE
Alltech France S.A.R.L.
De Neef France S.A.R.L.
Grace Produits de Construction SAS
W. R. Grace S.A.
GERMANY
Alltech Grom GmbH
De Neef Deutschland GmbH
Grace Bauprodukte GmbH
Grace Darex GmbH

COUNTRY/ SUBSIDIARY NAME
Grace Germany GmbH (f/k/a Grace Energy GmbH)
Grace Europe Holding GmbH
Grace GmbH & Co. KG
Grace GP GmbH
Grace Management GP GmbH
Grace Silica GmbH
GREECE
Grace Hellas E.P.E.
HONG KONG
Alltech Applied Science Labs (HK) Limited
Alltech Scientific (China) Limited
De Neef Construction Chemicals (China) Limited.
W. R. Grace (Hong Kong) Limited
HUNGARY
Grace Értékesito Kft.
INDIA
Grace Davison Chemicals India Pvt. Ltd. (f/k/a Flexit Laboratories Private Ltd.)
W. R. Grace & Co. (India) Private Limited
INDONESIA
PT. Grace Specialty Chemicals Indonesia
IRELAND
Amicon Ireland Limited
Grace Construction Products (Ireland) Limited
Grace European Finance (Dublin) Limited
ITALY
Alltech Italia S.R.L.
W. R. Grace Italiana S.p.A.
JAPAN
Grace Chemicals Kabushiki Kaisha
Grace Japan Kabushiki Kaisha
KOREA
Grace Korea Inc.
LUXEMBOURG
Grace Luxembourg S.a.r.l.
MALAYSIA
W. R. Grace (Malaysia) Sendiran Berhad
W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.
MEXICO
Grace Container, S.A. de C.V.
W. R. Grace Holdings, S.A. de C.V.
NETHERLANDS
Alltech Applied Science B.V.
Denac Nederland B.V.

COUNTRY/ SUBSIDIARY NAME
Grace Netherlands B.V.
LC Service B.V.
NEW ZEALAND
Grace (New Zealand) Limited
PANAMA
W. R. Grace (Panama) S.A.
PHILIPPINES
W. R. Grace (Philippines), Inc.
W.R. Grace Operations Center, Inc.
POLAND
Grace Sp. z o.o.
PORTUGAL
Grace Portugal, LDA
RUSSIA
Grace CIS LLC
SINGAPORE
De Neef Asia Pte. Ltd. (Singapore)
W. R. Grace (Singapore) Private Limited
SOUTH AFRICA
Grace Davison (Proprietary) Limited
W. R. Grace Africa (Proprietary) Limited
SPAIN
De Neef Technologies S.L.
Grace, S.A.
SWEDEN
De Neef Scandinavia AB
Grace AB
Grace Catalyst AB
Grace Sweden AB
SWITZERLAND
De Neef (CH) AG
Grace Construction Products S.A. (f/k/a Pieri S.A.)
Union Financière S.A.
TAIWAN
W. R. Grace Taiwan, Inc.
THAILAND
W. R. Grace (Thailand) Limited
TURKEY
Grace Özel Inşaat Malzemeleri Sanayi Ve Ticaret Anonim Şirketi
UNITED KINGDOM
Alltech Associates Applied Science Limited
Darex UK Limited
De Neef UK Ltd.

COUNTRY/ SUBSIDIARY NAME
Exemere Limited
Grace Construction Products Limited
W. R. Grace Limited
VENEZUELA
Grace Venezuela, S.A.
VIETNAM
W. R. Grace Vietnam Company Limited